                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]Preliminary Proxy Statement            [_]CONFIDENTIAL, FOR USE OF THE
                                             COMMISSION ONLY (AS PERMITTED BY
                                             RULE 14a-6(e)(2))
[X]Definitive Proxy Statement
[_]Definitive Additional Materials
[_]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                              CIRRUS LOGIC, INC.
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               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              CIRRUS LOGIC, INC.
        ---------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14a.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -------------------------------

    (4) Proposed maximum aggregate value of transaction:

        -------------------------------

    (5) Total fee paid:

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[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 1, 1996

TO THE SHAREHOLDERS OF CIRRUS LOGIC, INC.

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Cirrus Logic, Inc. (the "Company"), a California corporation, will be held on Thursday, August 1, at 3:30 p.m., local time, at the offices of the Company, 3100 West Warren Avenue, Fremont, California 94538 for the following purposes:

  1. To elect directors to serve for the ensuing year and until their successors are duly elected.

  2. To approve an amendment to the Company's 1989 Employee Stock Purchase Plan that will increase the number of shares of Common Stock available for grant under the plan by 600,000 shares.

  3. To adopt the 1996 Stock Plan and approve the reservation and authorization of 2,500,000 shares of Common Stock reserved for issuance under the terms of the plan.

  4. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company.

  5. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only shareholders of record at the close of business on June 3, 1996, are entitled to notice of and to vote at the meeting and any continuation or adjournment thereof.

                                          For the Board of Directors

                                          Robert F. Donohue, Secretary

Fremont, California
June 14, 1996

                            YOUR VOTE IS IMPORTANT

   ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE. RETURNING YOUR PROXY WILL HELP THE COMPANY ASSURE A QUORUM AND AVOID THE ADDITIONAL EXPENSE OF DUPLICATE PROXY SOLICITATIONS. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE RETURNED THE PROXY.

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                                PROXY STATEMENT

                      1996 ANNUAL MEETING OF SHAREHOLDERS
                                AUGUST 1, 1996

                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

  The enclosed proxy is solicited on behalf of the Board of Directors of Cirrus Logic, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on Thursday, August 1, 1996, at 3:30 p.m., local time (the "Annual Meeting"), or at any continuation or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the principal offices of the Company, located at 3100 West Warren Avenue, Fremont, California 94538. The telephone number at this address is (510) 623-8300.

  These proxy solicitation materials and the Company's Annual Report to Shareholders for the fiscal year ended March 30, 1996, including financial statements, were mailed on or about June 14, 1996 to all shareholders entitled to vote at the Annual Meeting.

  THE SHARE NUMBERS IN THIS PROXY STATEMENT HAVE BEEN ADJUSTED TO REFLECT THE STOCK SPLIT WHICH WAS EFFECTIVE IN JULY 1995.

RECORD DATE AND SHARE OWNERSHIP

  Only shareholders of record at the close of business on June 3, 1996 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 64,260,990 shares of Common Stock outstanding. For information regarding holders of more than 5% of the outstanding Common Stock, see "Share Ownership of Directors, Executive Officers and Certain Beneficial Owners."

REVOCABILITY OF PROXIES

  Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before it is voted. It may be revoked by filing, with the Secretary of the Company at the Company's principal offices, 3100 West Warren Avenue, Fremont, California 94538, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person.

VOTING AND SOLICITATION

  Each shareholder voting for the election of directors may cumulate his or her votes, giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that the shareholder is entitled to vote, or distributing the shareholder's votes on the same principle among as many candidates as the shareholder chooses, provided that votes may not be cast for more than seven (7) candidates. However, no shareholder shall be entitled to cumulate votes for any candidate unless the candidate's name has been properly placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate votes. On all other matters, each share has one vote.

  The cost of this solicitation will be borne by the Company. The Company has retained Skinner & Co. to aid in the solicitation of proxies from shareholders, banks and other institutional nominees. The fees and expenses of this solicitation are not expected to exceed $6,000. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitations by directors, officers or employees of the Company. No additional compensation will be paid for any such services.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

  The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR", "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" (the "Votes Cast") at the Annual Meeting with respect to such matter.

  While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

  Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the proposal on which the broker has expressly not voted. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

  Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 1997 Annual Meeting of Shareholders must be received by the Company no later than February 14, 1997, in order that they may be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  A board of seven (7) directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominees named below. All nominees are currently directors of the Company. Mr. David L. Lyon is not standing for reelection. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner and in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and in such event the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been duly elected and qualified.

NOMINEES FOR DIRECTOR

  Set forth below is certain information regarding the nominees:

                                                                                  DIRECTOR
             NAME            AGE            POSITION WITH THE COMPANY              SINCE
             ----            ---            -------------------------             --------
   Michael L. Hackworth
   (1)(4)..................   55 President, Chief Executive Officer and Director    1985
   Suhas S. Patil (1)(4)...   51 Chairman of the Board, Executive Vice President,   1984
                                  Products and Technology, and Director
   C. Gordon Bell (4)......   61 Director                                           1990
   D. James Guzy (1)(4)....   60 Director                                           1984
   C. Woodrow Rea, Jr.
   (2)(3)(4)                  48 Director                                           1985
   Walden C. Rhines (1)(3).   49 Director                                           1995
   Robert H. Smith (2)(3)..   59 Director                                           1990

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(1) Member of the Executive Committee
(2) Member of the Audit Committee
(3) Member of the Compensation Committee
(4) Member of the Nominating Committee

  Mr. Hackworth, a founder of the Company, has served as President, Chief Executive Officer and a Director of the Company since January 1985.

  Dr. Patil, a founder of the Company, has served as Chairman of the Board and Director since the Company was founded in 1984. He served as Vice President, Research and Development until March 1990, when he became Executive Vice President, Products and Technology.

  Dr. Bell has been a Senior Researcher with Microsoft Corporation since August 1995. He was a computer consultant from November 1991 until August 1995 and Chief Scientist for Stardent Computer, a manufacturer of high-performance graphics super-computers, from November 1987 until November 1991.

  Mr. Guzy has been President of Arbor Company, a Nevada limited partnership engaged in the electronics and computer industry, since 1969. He is also a director of Intel Corporation, Micro Component Technology, Inc., Novellus Systems, Inc., Davis Selected Advisors Group of Mutual Funds and Alliance Capital Management Technology Fund.

  Mr. Rea is a private investor. He was President and Chief Executive Officer and a director of Spectrian, a communications electronics company, from January 1992 until April 1996. From April 1984 to January 1992, he was a general partner of the New Enterprise Associates group of venture capital partnerships. He is also a director of Molecular Dynamics, Inc.

  Dr. Rhines has been President and Chief Executive Officer and a director of Mentor Graphics Corporation, a maker of electronic design automation products, since October 1993. Previously, he was Executive Vice President, Semiconductor Group at Texas Instruments, Inc. from May 1987 to October 1993. He is also a director of TriQuint Semiconductor.

  Mr. Smith is currently retired. From June 1994 to September 1994, he was Chairman of the Board of Micro Component Technology, Inc., an equipment manufacturer. He was President of Maxwell Communication Corporation North America, a printing, publishing, telecommunications and information management company, from August 1988 to July 1990.

  There are no family relationships between any directors or executive officers of the Company.

BOARD MEETINGS AND COMMITTEES

  During the fiscal year ended March 30, 1996 (the "Last Fiscal Year"), the Board of Directors held ten (10) meetings. Each of the incumbent directors attended at least 75% of the aggregate of all meetings of the Board of Directors and of the committees, if any, upon which such director served.

  The Board of Directors has four (4) standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, and the Nominating Committee.

  The Executive Committee, which consists of directors Guzy, Hackworth, Patil and Rhines, was established to work on special projects as may be designated from time to time by the Board of Directors. During the Last Fiscal Year, the Executive Committee met two (2) times.

  The Audit Committee, which consists of directors Rea and Smith, was established to review, in consultation with the independent auditors, the Company's financial statements, accounting and other policies, accounting systems and system of internal controls. The Audit Committee met four (4) times during the Last Fiscal Year.

  The Compensation Committee, which consists of directors Rea, Rhines and Smith, was established to grant stock options under the Company's Option Plans and to review the Company's programs relating to the recruitment, retention and motivation of employees, the Variable Compensation Plans and other similar programs for recommendation to the Board of Directors. The Compensation Committee met eighteen (18) times during the Last Fiscal Year, twelve (12) of which were regularly scheduled monthly telephonic meetings to approve stock option grants.

  The Nominating Committee, which consists of directors Bell, Guzy, Hackworth, Patil and Rea, was established to seek qualified candidates for nomination to the Board. There were no meetings of the Nominating Committee during the last fiscal year. The Nominating Committee intends to conduct its evaluation of potential candidates independently and confidentially; therefore, it does not intend to accept shareholder recommendations of candidates.

COMPENSATION OF DIRECTORS

  Non-employee directors are compensated as follows: a retainer of $4,000 shall be paid each quarter; a fee of $2,000 per day shall be paid for each regular or special meeting of the Board of Directors or committee meetings attended in person; a fee of $2,000 per day shall be paid for consulting services; and travel expenses will be reimbursed for any director who travels more than 50 miles to attend a meeting. During the Last Fiscal Year, consulting fees in the amounts of $250 and $1,000 were paid to directors Guzy and Bell, respectively, for Board of Directors related services performed at the request of the Board or the President.

  In addition, in January 1990 the Company adopted a Directors' Stock Option Plan (the "Directors' Plan"), which was approved by the shareholders in July 1990. Under the terms of the Directors' Plan, each non-employee director is automatically granted, on the date he or she first becomes a director, an initial option to purchase 20,000 shares and, on the date of his or her annual reelection to the Board, an additional option to purchase 5,000 shares. The exercise price of the automatic options is the fair market value of the Common Stock as determined by the closing price reported by the Nasdaq National Market on the date of grant. Options granted under the Directors' Plan have a five-year term and vest over four years: one-quarter (1/4) of the shares vest one year from the date of grant and one forty-eighth (1/48th) of the total shares vest each month thereafter.

  On August 1, 1995, automatic options were granted to C. Gordon Bell, D. James Guzy, C. Woodrow Rea, Walden C. Rhines and Robert H. Smith to purchase 5,000 shares of Common Stock at an exercise price of $44.50 per share, the fair market value on the date of grant.

VOTE REQUIRED

  The seven (7) nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect in the election of directors under California law.

                                  PROPOSAL 2

                 APPROVAL OF AN AMENDMENT TO THE 1989 EMPLOYEE

                              STOCK PURCHASE PLAN

  The Company's 1989 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors in March 1989 and approved by the shareholders in May 1989. A total of 200,000 shares of Common Stock were initially reserved for issuance thereunder. By subsequent amendments to the Purchase Plan, the shares reserved have been increased to 2,800,000 shares.

PROPOSED AMENDMENT TO THE PURCHASE PLAN

  On May 21, 1996, the Board of Directors approved an amendment to the Purchase Plan to further increase the aggregate number of shares authorized for issuance thereunder by 600,000 shares, bringing the total number of shares reserved under the Purchase Plan to 3,400,000 shares. Proposal 2 seeks shareholder approval of this amendment.

  The Board considers the increase in shares necessary to meet the Company's current needs. The Board further believes that the Purchase Plan is an integral component of the Company's benefits program that is intended to provide employees with an incentive to exert maximum effort for the success of the Company and to participate in that success through the acquisition of the Company's Common Stock. As of March 30, 1996, approximately 2,000 or 63% of the Company's eligible employees were participating in the Purchase Plan.

VOTE REQUIRED

  The affirmative vote of a majority of the Votes Cast will be required to approve the amendment to the Purchase Plan.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

  The essential provisions of the Purchase Plan are outlined below.

ADMINISTRATION

  The Purchase Plan is administered by the Compensation Committee of the Board of Directors.

ELIGIBILITY

  Only employees may participate in the Purchase Plan. For this purpose, an "employee" is any person who is regularly employed at least twenty (20) hours per week and five (5) months per calendar year by the Company or any of its majority-owned subsidiaries. No employee shall be permitted to subscribe for shares under the Purchase Plan if, immediately after the grant of the option, the employee would own five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or its subsidiaries (including stock issuable upon exercise of options held by him or her), nor shall any employee be granted an option that would permit him or her to buy more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) under the Purchase Plan in any calendar year. As of December 31, 1995 (the last enrollment date), there were approximately 3,230 employees eligible to participate in the Purchase Plan, of whom approximately 2,300 were participants.

OFFERING PERIOD

  There is generally one offering under the Purchase Plan during each six (6) month period. The first offering period commenced on June 8, 1989, and terminated on December 31, 1989. Subsequent offering periods were January 1 through June 30 and July 1 through December 31. Since the Compensation Committee has the power to change the duration of future offering periods, on May 24, 1994, the offering periods were amended to coincide with the accounting and payroll schedules and include thirteen pay periods per offering. Accordingly, the current offering will end on June 29, 1996. The offering periods shall continue until the Purchase Plan is terminated. The first day of an offering period is referred to as the "Offering Date." The last day of an offering period is referred to as the "Exercise Date."

PURCHASE PRICE

  The purchase price per share at which shares will be sold in an offering under the Purchase Plan is the lower of (i) eighty-five percent (85%) of the fair market value of a share of Common Stock on the Offering Date or (ii) eighty-five percent (85%) of the fair market value of a share of Common Stock on the Exercise Date. The fair market value of the Common Stock on a given date shall be the closing price as reported in the Wall Street Journal.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

  The purchase price of the shares is accumulated by payroll deductions over the offering period. The Purchase Plan provides that the aggregate of such payroll deductions during the offering period shall not exceed fifteen percent (15%) of total compensation during said offering period. However, beginning with the offering of July 1, 1990, each participant was limited to ten percent (10%) of base compensation and the right to purchase a maximum of 500 shares in each offering. Such restrictions will apply until the Compensation Committee takes further action. During the offering period, a participant may discontinue his or her participation in the Purchase Plan, and may decrease but not increase the rate of payroll deductions.

  All payroll deductions made for a participant are credited to the participant's account under the Purchase Plan and are included with the general funds of the Company. Funds received upon sales of stock under the Purchase Plan are used for general corporate purposes.

WITHDRAWAL

  A participant may terminate his or her interest in a given offering by signing and delivering to the Company a notice of withdrawal from the Purchase Plan at least fifteen (15) days prior to the Exercise Date of the offering period.

TERMINATION OF EMPLOYMENT

  Termination of a participant's employment for any reason, including retirement or death, cancels his or her participation in the Purchase Plan immediately. In such event the payroll deductions credited to the participant's account will be returned without interest to such participant or his or her heirs.

CAPITAL CHANGES

  In the event of any changes in the capitalization of the Company effected without receipt of consideration by the Company, such as stock splits or stock dividends, resulting in an increase or decrease in the number of outstanding shares of Common Stock, proportionate adjustments will be made by the Company in the shares subject to purchase and in the price per share.

EFFECT OF LIQUIDATION, DISSOLUTION, SALE OF ASSETS OR MERGER

  In the event of liquidation or dissolution of the Company, an employee's participation in the Purchase Plan will be terminated immediately before consummation of such event unless otherwise provided by the Board. In the event of a sale of all or substantially all of the assets of the Company or a merger of the Company with or into another corporation, the employee's rights may be satisfied by assumption of the Company's obligations by such acquiring or successor corporation. If such corporation refuses to assume those obligations, the Board shall allow the immediate exercise of the employee's rights for fifteen (15) days, after which the employee's rights under the Purchase Plan shall terminate.

AMENDMENT AND TERMINATION OF THE PLAN

  The Board may at any time amend or terminate the Purchase Plan, except that no such termination shall affect options previously granted and no amendment shall make any change in an option granted prior thereto that adversely affects the rights of any participant. Under the Purchase Plan, an amendment to increase the number of shares reserved for issuance requires the approval of the shareholders of the Company. The Plan will terminate in March 2009, unless terminated earlier by the Board.

TAX INFORMATION

  The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two (2) years from the Offering Date, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the Offering Date. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant, except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above and subject to the limitation on deductibility set forth in
Section 162(m) of the Code.

  The foregoing is only a summary of the effect of federal income taxation laws upon the participant and the Company with respect to the shares purchased under the Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

PARTICIPATION IN THE PURCHASE PLAN

  Participation in the Purchase Plan is voluntary and is dependent on each eligible employee's election to participate and his or her respective determination as to the level of payroll deductions. Accordingly, future purchases under the Purchase Plan are not determinable. The following table sets forth information with respect to the shares purchased during the Last Fiscal Year by (i) the executive officers named in the Summary Compensation Table below (the "Named Officers"), (ii) all current executive officers as a group, and (iii) all other employees as a group who participated in the Purchase Plan.

                                                          NUMBER OF      DOLLAR
                                                            SHARES       VALUE
   NAME (OR GROUP) AND POSITION                          PURCHASED (#)   ($)(1)
   ----------------------------                          ------------  ----------
   Michael L. Hackworth                                      1,329     $   19,858
    Chief Executive Officer and President
   Sam S. Srinivasan                                         1,329     $   19,858
    Senior Vice President, Finance and Administration,
    Chief Financial Officer, Treasurer and Secretary
   Suhas S. Patil                                            1,329     $   19,858
    Chairman of the Board and Executive Vice
    President, Products and Technology
   Douglas J. Bartek                                         1,329     $   19,858
    President, Visual and Systems
    Interface Products
   William D. Caparelli                                        764     $   10,882
    Senior Vice President, Worldwide Sales
   George N. Alexy                                             483     $    1,431
    Senior Vice President, Marketing
   All current executive officers as a group
    (14 persons)                                            13,587     $  190,197
   All other employees as a group (1,789 persons)          580,233     $7,678,644

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(1) Market value on the date of purchase, minus the purchase price under the Purchase Plan.

                                  PROPOSAL 3

                        APPROVAL OF THE 1996 STOCK PLAN

  The 1987 Stock Option Plan currently in effect terminates on May 1, 1997. Consequently, on May 21, 1996, the Board of Directors adopted, subject to shareholder approval at the 1996 Annual Meeting, the 1996 Stock Plan (the "1996 Stock Plan") with 2,500,000 shares of Common Stock initially reserved for issuance under the 1996 Stock Plan.

  Stock options play a key role in the Company's ability to recruit, reward and retain executives and key employees. Technology companies have historically used stock options as an important part of recruitment and retention packages. The Company competes directly with these technology companies for experienced executives and engineers and must be able to offer comparable packages to attract the caliber of individual that the Company believes is necessary to provide the growth that shareholders desire. The 1996 Stock Plan provides for the grant of options and stock purchase rights to employees and consultants to provide additional incentive to encourage their continued service to the Company.

VOTE REQUIRED

  The affirmative vote of a majority of the Votes Cast will be required to approve the adoption of the 1996 Stock Plan.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

  The essential provisions of the 1996 Stock Plan are outlined below.

SUMMARY OF THE 1996 STOCK PLAN

  GENERAL. The purpose of the 1996 Stock Plan is to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees and consultants of the Company and to promote the success of the Company's business. Options and stock purchase rights may be granted under the 1996 Stock Plan. Options granted under the 1996 Stock Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options.

  ADMINISTRATION. The 1996 Stock Plan may generally be administered by the Board or the Committee appointed by the Board. However, with respect to grants of options to employees who are also officers or directors of the Company ("Insiders"), the 1996 Stock Plan will be administered by: (i) the Board if the Board may administer the 1996 Stock Plan in a manner complying with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor rule thereto ("Rule 16b-3") with respect to a plan under which discretionary grants and awards of equity securities are to be made to Insiders; or (ii) a committee designated by the Board to administer the 1996 Stock Plan, which committee shall be constituted to comply with the rules under Rule 16b-3 governing a plan under which discretionary grants and awards of equity securities are to be made to Insiders. The administrators of the 1996 Stock Plan are referred to herein as the "Administrator".

  ELIGIBILITY; LIMITATIONS. Nonstatutory stock options and stock purchase rights may be granted under the 1996 Stock Plan to employees and consultants of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees and consultants to whom options and stock purchase rights may be granted, the time or times at which such options and stock purchase rights shall be granted, and the number of shares subject to each such grant.

  Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the 1996 Stock Plan provides that no employee may be granted, in any fiscal year of the Company, options to purchase more than 400,000 shares of Common Stock. Notwithstanding this limit, however, in connection with an employee's initial employment, he or she may be granted options to purchase up to an additional 800,000 shares of Common Stock.

  TERMS AND CONDITIONS OF OPTIONS. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions;

  (a) EXERCISE PRICE. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the date the option is granted.

  (b) EXERCISE OF OPTION; FORM OF CONSIDERATION. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. Stock options granted under the 1996 Stock Plan generally vest and become exerciseable over four years. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 1996 Stock Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercises, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

  (c) TERM OF OPTION. The Administrator determines the terms of each option, provided that the term of an incentive stock option may be no more than ten
(10) years from the date of grant. No option may be exercised after the expiration of its term.

  (d) TERMINATION OF EMPLOYMENT. If an optionee's employment or consulting relationship terminates for any reason (other than death or disability), then all options held by the optionee under the 1996 Stock Plan expire on the earlier of (i) the date set forth in his or her notice of grant or (ii) the expiration date of such option. To the extent the option is exercisable at the time of such termination, the optionee may exercise all or part of his or her option at any time before termination.

  (e) DEATH OR DISABILITY. If an optionee's employment or consulting relationship terminates as a result of death or disability, then all options held by such optionee under the 1996 Stock Plan expire on the earlier of (i) 12 months from the date of such termination or (ii) the expiration date of such option. The optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance), may exercise all or part of the option at any time before such expiration to the extent that the option was exercisable at the time of such termination.

  (f) NONTRANSFERABILITY OF OPTIONS: Options granted under the 1996 Stock Plan are not transferable other than by will or the laws of descent and distribution, and may be exercisable during the optionee's lifetime only by the optionee.

  (g) OTHER PROVISIONS: The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 1996 Stock Plan as may be determined by the Administrator.

  STOCK PURCHASE RIGHTS. A stock purchase right gives the purchaser a period of no longer than 90 days from the date of grant to purchase Common Stock. A stock purchase right is accepted by the execution of a restricted stock purchase agreement between the Company and the purchaser, accompanied by the payment of the purchase price of the shares. Unless the Administrator determines otherwise, the restricted stock purchase agreement shall give the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment or consulting relationship with the Company for any reason (including death and disability). The purchase price for any shares repurchased by the Company shall be the original price paid by the purchaser. The repurchase option lapses at a rate determined by the Administrator. A stock purchase right is nontransferable other than by will or the laws of descent and distribution, and may be exercisable during the optionee's lifetime only by the optionee. The aggregate number of shares subject to grants or stock purchase rights may not exceed 10% of the shares subject to the 1996 Stock Plan.

  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the 1996 Stock Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the 1996 Stock Plan, and the exercise price of any such outstanding option or stock purchase right.

  In the event of a liquidation or dissolution, any unexercised options or stock purchase rights will terminate. The Administrator may, in its discretion provide that each optionee shall have the right to exercise all of the optionee's options and stock purchase rights, including those not otherwise exercisable, until the date ten (10) days prior to the consummation of the liquidation or dissolution.

  In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option or stock purchase right shall be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume the options and stock purchase rights or to substitute substantially equivalent options and stock purchase rights, the optionee shall have the right to exercise the option or stock purchase right as to all the optioned stock, including shares not otherwise exercisable. In such event, the Administrator shall notify the optionee that the option or stock purchase right is fully exercisable for fifteen (15) days from the date of such notice and that the option or stock purchase right terminates upon expiration of such period.

  AMENDMENT AND TERMINATION OF THE PLAN. The Board may amend, alter, suspend or terminate the 1996 Stock Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain shareholder approval for any amendment to the 1996 Stock Plan to the extent necessary and desirable to comply with Rule 16b-3, Section 162(m) and Section 422 of the Code, or any similar rule or statute. No such action by the Board or shareholders may alter or impair any option or stock purchase right previously granted under the 1996 Stock Plan without the written consent of the optionee. Unless terminated earlier, the 1996 Stock Plan shall terminate ten years from the date of its approval by the shareholders or the Board of the Company, whichever is earlier.

FEDERAL INCOME TAX CONSEQUENCES

  INCENTIVE STOCK OPTIONS. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition generally measured as the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the amount realized on the sale of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

  NONSTATUTORY STOCK OPTIONS. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

  STOCK PURCHASE RIGHTS. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase the stock upon the purchaser's termination of employment with the Company. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

  The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% shareholder of the Company.

  Subject to the limitation on deductibility set forth in Section 162(m) of the Code, the Company is entitled to a tax deduction in the same amount as the ordinary income recognized by a purchaser in connection with a purchase of stock under a stock purchase right.

  THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES, HOLDERS OF STOCK PURCHASE RIGHTS, AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS AND STOCK PURCHASE RIGHTS UNDER THE 1996 STOCK PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

                                  PROPOSAL 4

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the current fiscal year ending March 29, 1997. Ernst & Young LLP has audited the Company's financial statements annually since 1984. In the event that a majority of the Votes Cast are against the ratification, the Board of Directors will reconsider its selection.

  A representative of Ernst & Young LLP will be present at the meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR
                                OF PROPOSAL 4.

             SHARE OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND
                           CERTAIN BENEFICIAL OWNERS

  The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company's Common Stock as of March 30, 1996 by (i) each shareholder known to the Company to be a beneficial owner of more than 5% of the Company's Common Stock; (ii) each director; (iii) each of the Named Executive Officers and (iv) all current executive officers and directors of the Company as a group. Unless otherwise indicated in the footnotes, the beneficial owner has sole voting and investment power with respect to the securities beneficially owned, subject only to community property laws, if applicable.

                                                              NUMBER OF
                        BENEFICIAL OWNER                      SHARES (1) PERCENT
                        ----------------                      ---------- -------
   Merrill Lynch Asset Management, L. P. (2)(3) ............. 6,317,000   9.88%
    P.O. Box 9011
    Princeton, NJ 08543
   Suhas S. Patil (4)........................................ 1,301,657   2.04
   Michael L. Hackworth (5).................................. 1,213,784   1.90
   George N. Alexy (6).......................................   520,259      *
   David L. Lyon (7).........................................   338,568      *
   Douglas J. Bartek (8).....................................   247,953      *
   William D. Caparelli (9)..................................   205,566      *
   D. James Guzy (10)........................................   182,782      *
   Sam S. Srinivasan (11)....................................    93,398      *
   C. Gordon Bell (12).......................................    45,000      *
   C. Woodrow Rea, Jr. (13)..................................    26,000      *
   Walden C. Rhines (14).....................................    25,000      *
   Robert H. Smith (15)......................................    12,500      *
   All current executive officers and directors as a group
    (19 Persons) (16)........................................ 5,583,437   8.73%

- --------
* Less than 1%

(1) All options are immediately exercisable, but shares issued upon exercise of unvested options are subject to vesting restrictions. Accordingly, all outstanding options are exercisable within sixty (60) days of the Record Date. See "Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values" table for vested and unvested shares.
(2) As reported in the most recent filings with the Securities and Exchange Commission.
(3) Merrill Lynch & Co., Inc. shares voting and dispositive power with respect to 6,317,000 shares with Merrill Lynch Group, Inc., Princeton Services, Inc., Merrill Lynch Asset Management, L.P. and Merrill Lynch Growth Fund for Investment and Retirement.
(4) Includes (i) 480,000 shares issuable upon exercise of options held by Dr. Patil exercisable within sixty (60) days of March 30, 1996 and (ii) 73,400 shares held by family members and trusts for the benefit of family members, with respect to which Dr. Patil disclaims beneficial ownership.
(5) Includes 940,000 shares issuable upon exercise of options held by Mr. Hackworth exercisable within sixty (60) days of March 30, 1996.
(6) Includes 384,750 shares issuable upon exercise of options held by Mr. Alexy exercisable within sixty (60) days of March 30, 1996.
(7) Includes 199,372 shares issuable upon exercise of options held by Dr. Lyon exercisable within sixty (60) days of March 30, 1996.
(8) Includes 73,266 shares issuable upon exercise of options held by Mr. Bartek exercisable within sixty (60) days of March 30, 1996.
(9) Includes 156,226 shares issuable upon exercise of options held by Mr. Caparelli exercisable within sixty (60) days of March 30, 1996.

(10) Includes 25,000 shares issuable upon exercise of options held by Mr. Guzy exercisable within sixty (60) days of March 30, 1996. Also includes 132,782 shares held by Arbor Company, of which Mr. Guzy is President and may therefore be deemed to be the beneficial owner.
(11) Includes 66,667 shares issuable upon exercise of options held by Mr. Srinivasan exercisable within sixty (60) days of March 30, 1996.
(12) Includes 20,000 shares issuable upon exercise of options held by Dr. Bell exercisable within sixty (60) days of March 30, 1996.
(13) Includes 25,000 shares issuable upon exercise of options held by Mr. Rea exercisable within sixty (60) days of March 30, 1996.
(14) Includes 25,000 shares issuable upon exercise of options held by Mr. Rhines exercisable within sixty (60) days of March 30, 1996.
(15) Includes 12,500 shares issuable upon exercise of options held by Mr. Smith exercisable within sixty (60) days of March 30, 1996.
(16) Includes 3,342,766 shares issuable upon exercise of options held by executive officers and directors exercisable within sixty (60) days of March 30, 1996.

                  REPORT OF THE COMPENSATION COMMITTEE OF THE
                 BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors (the "Committee") is composed only of non-employee directors. The Committee is responsible for reviewing and recommending the Company's compensation practices, executive pay levels, and variable compensation programs to the Board of Directors for approval. The Committee also grants stock options within guidelines approved by the Board of Directors.

COMPENSATION PHILOSOPHY

  The Company's compensation philosophy is to pay for performance. As such, the Committee believes that total cash compensation should vary with the performance of the Company and long-term incentives should be used to ensure the alignment of executive and shareholder interests. Consistent with this philosophy, the Company provides significant annual incentive opportunities and utilizes stock options as a long-term incentive vehicle.

  Cash compensation for the executives in fiscal 1996 consisted of the following components:

  . Base salary

  . Variable compensation based on achievement of Company or business-unit income before income tax, and/or operating income, income before income tax and/or operating income as a percent of revenue, revenue growth, gross margin as a percent of revenue, and/or measures related to profitability above the cost of capital, and the achievement of strategic objectives appropriate to each executive (e.g., development of new products, inventory turns, and manufacturing yield improvements).

  The Committee sets compensation levels for executives based on a review of competitive information. Competitive compensation information is gathered from published surveys of high technology company compensation levels (the "Survey Group") and from proxy statements of particular companies that are considered generally comparable to the Company (the "Proxy Group"). The Proxy Group includes companies used in the peer performance graph as well as other semiconductor or high technology companies that are high growth, profitable, and similar in revenue size to the Company. Recommendations by Company management are examined in light of this information, with the intention of establishing and maintaining competitive total cash compensation levels. In general, the Company has attempted to establish a strong relationship between total cash compensation and Company and individual performance by maintaining base salaries at approximately the 50th percentile of the Survey Group and Proxy Group data, and providing additional incentive opportunity so that total cash compensation (salary plus bonus) approaches 50th percentile levels when the Company's performance is near the middle of the semiconductor companies in the Proxy Group, and has the potential to pay at or near the top of the semiconductor companies in the Proxy Group for commensurate levels of performance. The Company's executive officers have not received salary increases for fiscal 1997.

  Long-term incentives are provided through stock option grants to key employees, including the Named Executive Officers. The number of shares subject to each stock option grant is based on the employee's current and anticipated future performance and ability to affect achievement of strategic goals and objectives. The Company grants options in order to directly link a significant portion of each executive's total compensation to the long-term interests of shareholders. Since options are granted at the fair market value of the Company's common stock and vest over a multi-year period, executives will only receive value from the options to the extent that they remain employed by the Company and the Company's common stock price increases during the term of the options, thus generating returns for both shareholders and the executives.

  The Company maintains a qualified employee stock purchase plan subject to provisions of the Internal Revenue Code, which is generally available to all employees, and pursuant to which employees can purchase Company stock through payroll deductions of up to 10% of their base salaries. This plan allows participants to buy Company common stock at a discount from the market price.

  In response to the enactment of Section 162(m) of the Internal Revenue Code and its related proposed regulations that limit deductibility by a corporation of certain executive officer compensation in excess of $1 million per Named Executive Officer per year, the Committee amended the Company's 1987 Stock Option Plan in order to qualify compensation relating to options granted thereunder as "performance-based", which is not subject to the $1 million limit. The amended 1987 Stock Option Plan was approved by shareholders in July 1994. The Committee has evaluated the Senior Executive Variable Compensation Plan the ("SEVCP") in light of the $1 million limit, and in August 1995 qualified that plan as "performance-based" under Section 162(m) of the Code. It is the Committee's intention that, so long as it is consistent with it's overall compensation objectives, virtually all executive compensation will be deductible for federal income tax purposes.

  The Company has adopted a 1996 Stock Plan, which is being presented to the Shareholders for approval at this meeting. See Proposal 3 for a discussion of the new plan.

BASE SALARY

  In accordance with the Company's compensation philosophy, the base salary rates of the executive officers are generally below the 50th percentile levels of the Survey Group and Proxy Group. For fiscal 1996, the executive officers received salary increases of 6% which was the same percentage rate used to establish the fund for all employee salary increases. Executive officers have not received salary increases for fiscal 1997.

INCENTIVE COMPENSATION

  The SEVCP is designed to motivate and reward the executive officers by making a significant portion of their cash compensation directly dependent upon achieving predetermined corporate and/or business unit financial goals. The performance measures are based on the Company's annual business plan, and are established for quarterly, semi-annual or annual performance periods. In addition, an executive's variable compensation award may be reduced or increased based on achievement of key strategic goals and objectives previously agreed-upon for each executive. Cash payments are made after the end of the performance period for services rendered and performance levels achieved during the performance period.

  Because of the Company's financial performance during fiscal year 1996, there was no Variable Compensation payment to executive officers pursuant to terms of the SEVCP, advances made in Quarter 1 and Quarter 2 are to be repaid from future SEVCP payments.

STOCK OPTIONS

  Stock options are granted to align the interests of key employees with those of the shareholders. Stock options are granted at a price equal to the fair market value of the Company's Common Stock on the date of grant. Eligible employees are granted stock options on their date of hire which generally vest over a four-year period from the date of grant. Certain key employees are granted stock options on an annual basis that vest four years from the date of grant. They are granted to key employees, including the Named Executive Officers, based on current performance, anticipated future contribution based on that performance, and ability to affect corporate and/or business unit results. In fiscal 1996, stock options for the executive officers were granted upon recommendation of management and approval of the Committee within guidelines approved by the Board of Directors, and were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.

CEO COMPENSATION

  As described above, the Company's executive pay program is highly leveraged toward variable compensation plans that reward achievement of pre-determined corporate goals and objectives. This principle of pay-for-performance is exemplified by the pay package of the Company's Chief Executive Officer.

  The Committee reviews Mr. Hackworth's base salary annually, considering Company performance, individual performance, and external pay practices. For fiscal year 1996, Mr. Hackworth's base salary was set at $397,488, an increase of 6%, which is the same percentage rate used to establish the fund for all employee salary increases.

  Other than the advances paid in Quarter 1 and Quarter 2 which are to be repaid from future SEVCP payments, there were no Variable Compensation payments to Mr. Hackworth for Fiscal Year 1996.

  During fiscal year 1996, there were no stock options granted to Mr.
Hackworth.

                                          Compensation Committee

                                          C. Woodrow Rea, Jr., Chairman
                                          Walden C. Rhines
                                          Robert H. Smith

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee of the Board of Directors consists of directors Rea, Rhines and Smith. No executive officer of the Company served on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions during the Last Fiscal Year.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth the compensation earned during the fiscal years ended March 30, 1996, April 1, 1995 and April 2, 1994, by the Company's Chief Executive Officer, the four highest-paid executive officers and the former Senior Vice President, Finance and Administration.

                                                       LONG-TERM
                                                      COMPENSATION
                                ANNUAL COMPENSATION      AWARDS
                               ---------------------- ------------
                                                       SECURITIES   ALL OTHER
                                    SALARY    BONUS    UNDERLYING  COMPENSATION
 NAME AND PRINCIPAL POSITION   YEAR ($)(1)   ($)(2)   OPTIONS (#)   ($)(2)(3)
 ---------------------------   ---- ------- --------- ------------ ------------
Michael L. Hackworth           1996 397,488       --        --       313,078
President and Chief            1995 375,000 1,073,980   300,000        1,000
Executive Officer              1994 313,721   570,604   400,000        1,000

Sam S. Srinivasan (4)          1996 235,956       --     60,000      274,458(5)
Senior Vice President,         1995 222,600   461,496   108,000        1,000
Finance and Administration,    1994 201,048   278,959    97,250        1,000
Chief Financial Officer,
Treasurer and Secretary

Suhas S. Patil                 1996 270,504       --     70,000      213,383
Chairman, Executive Vice       1995 255,200   713,186    70,000        1,000
President, Products and
Technology                     1994 213,885   390,532   200,000        1,000

Douglas J. Bartek (4)          1996 269,325       --     50,000      160,258
President, Visual and Systems  1995 249,400   494,771    50,000        1,000
Interface                      1994 210,132   388,612   148,000        1,000

William D. Caparelli           1996 223,418       --     36,000      167,556(6)
Senior Vice President,         1995 205,062   415,511    36,000        1,000
Worldwide Sales                1994 182,044   224,790    63,750        1,000

George N. Alexy                1996 231,504       --     50,000      133,093
Senior Vice President,         1995 218,400   439,878    50,000        1,000
Marketing                      1994 199,298   250,772    89,750        1,000

- --------
(1) Amounts shown are before salary reductions resulting from employee contributions to the Cirrus Logic, Inc. 401(k) Profit Sharing Plan.
(2) Under the terms of the Senior Executive Variable Compensation Plan ("SEVCP"), in the first and second quarters of fiscal 1996, partial payment of the performance bonus based on each quarter's performance was made to Mr. Hackworth, Mr. Srinivasan, Dr. Patil, Mr. Bartek, Mr. Caparelli and Mr. Alexy in the amounts of $312,078, $139,759, $212,383, $159,258, $106,556 and $132,093, respectively. Such amounts have been reported in the "All Other Compensation" column. At year end, no bonuses were payable for fiscal 1996 due to the loss in the third and fourth quarters. Consequently, the amounts advanced to participants in the SEVCP in the first and second quarters of fiscal 1996 are being treated as short-term loans and such amounts shall be withheld from any future payment under the SEVCP to the Named Executive Officers and all other participants in the SEVCP. See "Employment Agreements and Certain Transactions." Employees who are no longer with the Company, including Mr. Srinivasan and Mr. Bartek, will not be required to repay amounts paid to them under the SEVCP.
(3) Additional amounts included in the "All Other Compensation" column for the Last Fiscal Year are matching contributions by the Company of $1,000 with respect to each Named Executive Officer under the 401(k) plan.
(4) See "Employment Agreements and Certain Transactions" for further information regarding agreements with Mr. Srinivasan and Mr. Bartek.

(5) Also includes $100,000 forgiven on an outstanding loan and $33,699 for tax gross-up on the related interest.
(6) Includes a special commission payment of $60,000 related to fiscal 1995 sales.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table provides information with respect to options granted in the Last Fiscal Year to the Named Executive Officers.

                           INDIVIDUAL GRANTS
                         ----------------------                     POTENTIAL REALIZABLE
                                     % OF TOTAL                       VALUE AT ASSUMED
                         NUMBER OF    OPTIONS                       ANNUAL RATES OF STOCK
                         SECURITIES  GRANTED TO                      PRICE APPRECIATION
                         UNDERLYING  EMPLOYEES  EXERCISE               FOR OPTION TERM
                          OPTIONS    IN FISCAL   PRICE   EXPIRATION ---------------------
          NAME           GRANTED (1)  YEAR (2)   ($/SH)     DATE    5% ($) (3) 10% ($)(3)
          ----           ----------  ---------- -------- ---------- ---------- ----------
Michael L. Hackworth....      --         --         --         --          --         --
Sam S. Srinivasan.......   60,000       1.96%   $35.125   07/18/05  $1,325,395 $3,358,812
Suhas S. Patil..........   70,000       2.29%   $35.125   07/18/05  $1,546,295 $3,918,614
Douglas J. Bartek.......   50,000       1.63%   $35.125   07/18/05  $1,104,496 $2,799,010
William D. Caparelli....   36,000       1.18%   $35.125   07/18/05  $  795,237 $2,015,287
George N. Alexy.........   50,000       1.63%   $35.125   07/18/05  $1,104,496 $2,799,010

- --------
(1) All options were granted under the 1987 Stock Option Plan and have exercise prices equal to the fair market value of the Company's Common Stock on the date of grant. All options vest on July 18, 1999. The Compensation Committee has the discretion and authority to amend and reprice the outstanding options. To date, the Company has not repriced any options.
(2) Based on 3,061,175 options granted under all option plans to employees during the Last Fiscal Year.
(3) Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually, from the date of grant until the end of the 10-year term of the option. These values are calculated based on requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate or projection of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

  The following table provides information with respect to option exercises in the Last Fiscal Year by the Named Executive Officers and the value of their unexercised options at Fiscal Year End.

                                                NUMBER OF
                                                SECURITIES
                                                UNDERLYING
                                               UNEXERCISED    VALUE OF UNEXERCISED
                          SHARES                OPTIONS AT    IN-THE-MONEY OPTIONS
                         ACQUIRED              FISCAL YEAR       AT FISCAL YEAR
                            ON      VALUE       END (#)(2)        END ($)(2)(3)
                         EXERCISE  REALIZED  ---------------- ---------------------
          NAME              (#)     ($)(1)   VESTED  UNVESTED   VESTED    UNVESTED
          ----           -------- ---------- ------- -------- ---------- ----------
Michael L. Hackworth....      --          -- 494,169 145,831  $4,183,307 $1,024,193
Sam S. Srinivasan.......  87,753  $3,030,822  16,667 161,250  $  165,628 $1,041,359
Suhas S. Patil..........      --          -- 217,508 192,492  $1,985,302 $1,182,511
Douglas J. Bartek.......  37,400  $1,561,451  22,600 138,000  $  152,900 $  925,750
William D. Caparelli....  69,524  $2,657,328  37,353  82,873  $  371,195 $  609,581
George N. Alexy.........   5,000  $  123,750 215,502 119,248  $2,612,649 $  889,089

- --------
(1) Market value of the shares on date of exercise, less the exercise price.
(2) All options are immediately exercisable, but shares issued upon exercise are subject to vesting restrictions. Accordingly, there were no unexercisable options outstanding at fiscal year end.
(3) Value is based on fair market value of the Company's common stock of $18.625 per share on March 29, 1996 (the last trading day of the Last Fiscal Year), less the exercise price.

EMPLOYMENT AGREEMENTS AND CERTAIN TRANSACTIONS

  Sam S. Srinivasan retired from the Company in April 1996. The Company entered into a Retirement Agreement with Mr. Srinivasan in connection therewith. Under the retirement agreement, Mr. Srinivasan will receive a lump-sum payment equal to one year's salary, $235,956, plus forgiveness of an outstanding loan and tax reimbursement therefor totaling $410,281. Mr. Srinivasan's stock options continue to vest through September 30, 1996. In addition, Mr. Srinivasan has a consulting agreement to provide services to the Company for a transition period of three months.

  The Company has currently proposed to enter into an agreement with Douglas
J. Bartek who resigned from his position of President, Visual and Systems Interface Company on April 19, 1996 to assume the CEO position of a divested operation. Under the proposed agreement, Mr. Bartek will receive a lump-sum payment equal to one year's salary, $264,368. He will provide consulting services to the Company for a period of up to one year. During the consulting period, certain stock options held by Mr. Bartek will vest based on the attainment of specific goals as stated in the consulting agreement and he may receive relocation benefits in connection with the divested operation.

  Under the terms of the Senior Executive Variable Compensation Plan ("SEVCP"), in the first and second quarters of fiscal 1996, partial payment of the performance bonus based on each quarter's performance was made to Mr. Hackworth, Mr. Srinivasan, Dr. Patil, Mr. Bartek, Mr. Caparelli and Mr. Alexy in the amounts of $312,078, $139,759, $212,383, $159,258, $106,556 and
$132,093, respectively. At year end, no bonuses were payable for fiscal 1996 due to the loss in the third and fourth quarters. Consequently, the amounts advanced to participants in the SEVCP in the first and second quarters of fiscal 1996 are being treated as short-term loans and such amounts shall be withheld from any future payment under the SEVCP to the Named Executive Officers and all other participants in the SEVCP. No interest will be charged on these loans. However, imputed interest will be added to each participant's income. Employees who are no longer with the Company will not be required to repay the amounts advanced to them under the SEVCP.

                               PERFORMANCE GRAPH

  The following graph shows a comparison of five-year cumulative total shareholder return, calculated on a dividend reinvestment basis, from March 31, 1991 (the last day of the Company's 1991 fiscal year) through March 29, 1996 (the last trading day of fiscal 1996) for Cirrus Logic, Inc., the S&P 500 Composite Index (the "S&P 500") and the Semiconductor Subgroup of the S&P Electronics Index (the "Semiconductor Index"). The graph assumes that $100 was invested in each of these three on March 31, 1991. Note that historic stock price performance is not necessarily indicative of future stock price performance.

            [GRAPH COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN]

         COMPLIANCE WITH SECTION 16 (A) OF THE SECURITIES EXCHANGE ACT

  Section 16(a) of the Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than ten percent shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during the Last Fiscal Year, all filing requirements applicable to its officers, directors and ten percent shareholders were complied with.

                                 OTHER MATTERS

  The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Robert F. Donohue, Secretary

Fremont, California
June 14, 1996

                                  DETACH HERE                             CIR 2

                              CIRRUS LOGIC, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
P                 PROXY FOR 1996 ANNUAL MEETING OF SHAREHOLDERS

R    The undersigned shareholder of CIRRUS LOGIC, INC., a California corpora-
   tion hereby acknowledges receipt of the Notice of Annual Meeting of O Shareholders and Proxy Statement, each dated June 14, 1996 and the Company's
   Annual Report for its fiscal year ended March 30, 1996, and hereby appoints
X Robert F. Donohue and Michael L. Hackworth and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in
Y the name of the undersigned, to be held on August 1, 1996 at 3:30 p.m., local time at 3100 West Warren Avenue, Fremont, California 94538 and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

                                                                   -----------
                                                                   SEE REVERSE
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE
                                                                   -----------

                                  DETACH HERE                             CIR 3

[X]  Please mark
     votes as in
     this example.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, AND FOR PROPOSALS 2, 3, 4 AND 5.

     1.  Election of Directors

     Nominees:  Michael L. Hackworth, Suhas S. Patil,
     C. Gordon Bell, D. James Guzy, C. Woodrow Rea, Jr.,
     Walden C. Rhines, Robert H. Smith

                    FOR             WITHHOLD            MARK HERE
                    [_]               [_]              FOR ADDRESS   [_]
                                                       CHANGE AND
     [_]______________________________________         NOTE BELOW
        For all nominees except as noted above



                                                    FOR    AGAINST  ABSTAIN
2. To approve an amendment to the Company's 1989    [_]      [_]      [_]
   Employee Stock Purchase Plan to increase the number of shares of Common Stock available for grant under the Plan by 600,000 shares.

                                                    FOR    AGAINST  ABSTAIN
3.  To adopt the 1996 Stock Plan and approve the    [_]      [_]      [_]
    reservation and authorization of 2,500,000 shares of Common Stock reserved for issuance under the terms of the Plan.

                                                    FOR    AGAINST  ABSTAIN
4.  To ratify the appointment of Ernst & Young      [_]      [_]      [_]
    LLP as independent auditors of the Company.


5. To transact such other business as may properly come before the meeting or any adjournment thereof.


Signature:___________________________________________ Date:____________________


Signature:___________________________________________ Date:____________________